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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on form S-8 of Renaissance Worldwide, Inc. (formerly "The Registry, Inc."), related to the Amended and Restated Employee Non-Qualified Stock Option Plan of The Hunter Group, Inc., of our report dated January 24, 1997 with respect to the financial statements of Application Resources, Inc. included (but not separately presented) in the Annual Report (Form 10-K) of The Registry, Inc. for the year ended June 28, 1997, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

San Francisco, California
January 12, 1998